UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2017

BTCS Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55141	90-1096644
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9466 Georgia Avenue #124 Silver Spring, MD	20901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 430-6576

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed on a Form 8-K filed on October 10, 2017, BTCS Inc. (the “Company”) entered into a Securities Purchase Agreement with four investors who committed $750,000 in cash and $250,000 in bitcoin in exchange for a new class of Series C-1 Convertible Preferred Stock (the “Series C-1”) and Series B Warrants exercisable at $0.135 per share (the “October Financing”). On October 24, 2017, upon filing its Form 10-Q for the six months ended June 30, 2017, the $650,000 in cash held in escrow was released to the Company and the Escrow Agent delivered the balance of the Series C-1 shares and Series B Warrants to the four investors who initially invested in the October Financing. In connection with the escrow release, the Company’s obligation to return $250,000 in bitcoin was extinguished. The Company received an additional investment of $100,000 in the October Financing from a new investor who acquired shares of Series C-1 and Series B Warrants, such that a total of $750,000 in cash held in escrow was released to the Company.

The Series C-1 is initially convertible into shares of the Company’s common stock at an effective price $0.085 per share. Both the Series C-1 and Series B Warrants are subject to adjustment in the event of future sales of the Company’s equity securities or common stock equivalents at a lower price, subject to elimination of the price protection on the Exchange Date (which is defined and described below). The investors are three institutional investors who were also investors in the Company’s May 2017 Series C Convertible Preferred Stock (the “Series C”) financing (the “May Financing”) and the Australian entity which the Company previously announced that it had entered into a non-binding letter of intent to merge with (the “Proposed Merger”); this investor made its $250,000 investment in bitcoin (59.381 BTC). The offering is continuing up to a maximum of $1,500,000 in cash, bitcoin and/or ethereum.

Pursuant to a letter agreement entered into by Company and the investors (the “Side Letter”), which provided for various waivers of certain investor protection provisions within the May Financing and the October Financing in order to permit the Proposed Merger to occur, the Series C and Series C-1 shall each be exchanged for Series B Convertible Preferred Stock 91 Days following the closing of the Proposed Merger (the “Exchange Date”). The Series B is similar to the outstanding common stock, except for its containing a standard 4.99% beneficial ownership blocker. All of the provisions of the October Financing Securities Purchase Agreement expire except for the representations and warranties and indemnification provisions. All of the provisions of the October Financing Securities Purchase Agreement expire except for the representations and warranties and indemnification provisions.

The following table details the total number of shares of the Company’s common stock potentially issuable as a result of the October Financing.

Common Stock Underlying:	First Closing of $100,000	Second Closing of $1,000,000	Additional investment of up to $400,000
Series C-1	1,176,600	11,765,280	4,705,920
Series B Warrants	1,176,600	11,765,820	4,705,920
Total	2,353,200	23,530,560	9,411,840

For further information, investors should review the Company’s Form 8-K filed on October 10, 2017 and the Series C-1 Certificate of Designation, the form of Series B Warrants, the form of Series C-1 Securities Purchase Agreement, and the Side Letter, which are incorporated by reference as Exhibits 3.1, 10.1, 10.2, and 10.3 herein and were filed with the Form 8-K filed on October 10, 2017.

Item 3.02 Unregistered Sales of Equity Securities.

The issuance of the Series C-1 shares and the Series B Warrants is exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) and Rule 506(b) of Regulation D thereof. The institutional investors previously invested in securities of the Company, the Australian investor has entered into a non-binding term sheet with respect to the Proposed Merger, the Company did not engage in general solicitation or advertising with regard to the issuance and sale of the securities and has not offered securities to the public in connection with such issuance and sale. Each investor represented that it is an accredited investor and purchased the securities for investment and not with a view to distribution.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

3.1	Series C-1 Certificate of Designation (incorporated by reference as Exhibit 3.1 to the Form 8-K filed on 10/10/2017)

10.1	Form of Series B Warrant (incorporated by reference as Exhibit 10.1 to the Form 8-K filed on 10/10/2017)

10.2	Form of Series C-1 Securities Purchase Agreement (incorporated by reference as Exhibit 10.2 to the Form 8-K filed on 10/10/2017)

10.3	Form of Side Letter (incorporated by reference as Exhibit 10.3 to the Form 8-K filed on 10/10/2017)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTCS INC.

Dated: October 24, 2017	By:	/s/ Charles W. Allen
Charles W. Allen
Chief Executive Officer